EXHIBIT 99.2


                          Audited Financial Statements

                                 Orologic, Inc.

                     Years ended December 31, 1999 and 1998
                      with Report of Independent Auditors

                                 Orologic, Inc.

                          Audited Financial Statements

                     Years ended December 31, 1999 and 1998


                            -----------------------

                               TABLE OF CONTENTS

                            -----------------------

                                                                            Page
                                                                            ----



Report of Independent Auditors..............................................   6

Audited Financial Statements................................................

Balance Sheets..............................................................   7
Statements of Operations....................................................   9
Statements of Shareholders' Equity (Deficit)................................  10
Statements of Cash Flows....................................................  11
Notes to Financial Statements...............................................  12

                         Report of Independent Auditors

Board of Directors
Orologic, Inc.

We have audited the accompanying balance sheets of Orologic, Inc. as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orologic, Inc., at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Orologic, Inc., will continue as a going concern. As more fully described in
Note 2, the Company has incurred operating losses since inception and requires additional capital to continue operations. Without additional financing, these conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in
Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


January 14, 2000

                                                        /s/ Ernst & Young LLP


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


                                 Orologic, Inc.

                                 Balance Sheets


                                                        Year ended December 31
                                                      ------------------------
                                                          1999         1998
                                                      -----------  -----------
Assets
Current assets:
   Cash...............................................$ 1,177,987  $    88,716
   Short-term investments.............................     35,600          --
   Other current assets...............................     23,828       13,674
                                                      -----------  -----------
Total current assets..................................  1,237,415      102,390
Equipment and furniture, at cost:
   Computers..........................................    222,542       42,820
   Software...........................................    495,527       67,784
   Furniture, fixtures and equipment..................     66,877        3,612
                                                      -----------  -----------
                                                          784,946      114,216
   Less accumulated depreciation......................   (140,925)     (14,449)
                                                      -----------  -----------
                                                          644,021       99,767
Technology license ...................................    300,000           --
Other assets, net of amortization.....................        830        1,106
                                                      -----------  -----------
Total assets                                          $ 2,182,266  $   203,263
                                                      ===========  ===========

                            See accompanying notes.

                                 Orologic, Inc.

                                 Balance Sheets


                                                               December 31
                                                       ------------------------
                                                           1999         1998
                                                       -----------  -----------

Liabilities and shareholders' equity (deficit) Current
 liabilities:
   Accounts payable....................................$    77,381  $    13,436
   Accrued interest....................................         --       33,112
   Amount due to software vendor.......................    136,540       74,487
   Accrued license and development fee.................    240,000           --
   Notes payable to shareholder........................         --      500,000
   Current maturities of long-term debt................     59,655           --
                                                       -----------  -----------
Total current liabilities..............................    513,576      621,035
Long-term debt, net of current portion.................    110,084           --
Shareholders' equity (deficit):
   Series A convertible, redeemable preferred stock at
      $0.001 par value per shar 4,031,602 authorized,
      3,031,602 and 0 shares issued and outstanding in
      1999 and 1998, respectively (aggregate
      liquidation preference of $3,789,503 at
      December 31, 1999)...............................      3,032          --
   Common stock at $0.001 par value per share,
      12,000,000 shares authorized, 2,326,316 issued
      and outstanding in 1999, 10,000,000 shares
      authorized, 2,192,600 issued and outstanding
      in 1998..........................................      2,326        2,193
   Additional paid-in capital..........................  3,992,869        5,235
   Deferred compensation expense.......................   (217,989)          --
   Accumulated deficit................................. (2,221,632)    (425,200)
                                                       -----------  -----------
Total shareholders' equity (deficit)...................  1,558,606     (417,772)
                                                        -----------  -----------
Total liabilities and shareholders' equity (deficit)...$ 2,182,266  $   203,263
                                                       ===========  ===========


                See accompanying notes.

                                 Orologic, Inc.

                            Statements of Operations

                                                         Year ended December 31
                                                       ------------------------
                                                           1999         1998
                                                       -----------  -----------

Engineering revenues...................................$   350,000  $    37,633
Operating expenses:
   Research and development............................  1,272,740      294,335
   Selling, general and administrative.................    777,511      118,589
   Depreciation and amortization.......................    126,752       14,726
                                                       -----------  -----------
Total operating expenses...............................  2,177,003      427,650
                                                       -----------  -----------
Operating loss......................................... (1,827,003)    (390,017)
Other income (expense):
   Interest income.....................................     40,381        8,704
   Interest expense....................................     (9,810)     (29,478)
                                                       -----------  -----------
                                                            30,571      (20,774)
                                                       -----------  -----------
Net loss...............................................$(1,796,432) $  (410,791)
                                                       ===========  ===========


                See accompanying notes.

                                 Orologic, Inc.

                  Statements of Shareholders' Equity (Deficit)


                                          Series A
                                         Redeemable                                                            Total
                                        Convertible             Additional                                  Shareholders'
                                         Preferred    Common      Paid-In       Deferred     Accumulated        Equity
                                           Stock       Stock      Capital     Compensation     Deficit        (Deficit)
                                        -----------   -------   ----------    ------------   -----------    -------------

Balance at December 31, 1997............$        --   $ 2,200   $    3,725    $         --   $   (14,409)   $      (8,484)
   Issuance of common stock.............         --       250        2,250              --            --            2,500
   Repurchase of common stock...........         --      (257)        (740)             --            --             (997)
   Net loss.............................         --        --           --              --     (410,791)         (410,791)
                                        -----------   -------   ----------    ------------   -----------    -------------
Balance at December 31, 1998............         --     2,193        5,235              --      (425,200)        (417,772)
   Issuance of preferred stock, net of
      issuance costs....................      3,032        --    3,746,455              --            --        3,749,487
   Exercise of stock options............         --       133        1,204              --            --            1,337
   Deferred compensation related to
      grant of stock options............         --        --      239,975        (239,975)           --               --
   Amortization of deferred compensation         --        --           --          21,986            --           21,986
   Net loss.............................         --        --           --              --    (1,796,432)      (1,796,432)
                                        -----------   -------   ----------    ------------   -----------    -------------
Balance at December 31, 1999............$     3,032   $ 2,326   $3,992,869    $   (217,989)  $(2,221,632)   $   1,558,606
                                        ===========   =======   ==========    ============   ===========    =============


                                                  See accompanying notes.

                     Orologic, Inc.

                Statements of Cash Flows

                                                        Year ended December 31,
                                                       ------------------------
                                                           1999         1998
                                                       -----------  -----------
Operating activities
Net loss...............................................$(1,796,432) $  (410,791)
Adjustments to reconcile net loss to net cash used in
  operating activities:
   Depreciation and amortization.......................    126,752       14,726
   Non-cash interest expense...........................      6,391       29,478
   Amortization of deferred compensation...............     21,986           --
Changes in operating assets and liabilities:
   Other current assets................................    (10,154)     (11,819)
   Accounts payable....................................     63,945       13,436
   Amount due to software vendor.......................     62,053       74,487
   Accrued license and development fee.................    240,000           --
                                                       -----------  -----------
Net cash used in operating activities.................. (1,285,459)    (290,483)
Investing activities
Purchase of short-term investments.....................    (35,600)          --
Purchases of equipment and furniture...................   (670,730)    (114,216)
Purchase of technology license.........................   (300,000)          --
                                                       -----------  -----------
Net cash used in investing activities.................. (1,006,330)    (114,216)
Financing activities
Proceeds from issuance of common and preferred stock,
net of issuance costs..................................  3,161,321        2,500
Repurchase of common stock.............................         --         (997)
Proceeds from debt.....................................    239,836      300,000
Payments on debt.......................................    (20,097)          --
                                                       -----------  -----------
Net cash provided by financing activities..............  3,381,060      301,503
                                                       -----------  -----------
Net increase (decrease) in cash........................  1,089,271     (103,196)
Cash at beginning of year..............................     88,716      191,912
                                                       -----------  -----------
Cash at end of year....................................$ 1,177,987       88,716
                                                       ===========  ===========
Supplemental disclosure of cash flow information
Cash paid during period for interest...................$     3,419  $        --
                                                       ===========  ===========
Supplemental schedule of noncash investing and
  financing activities
Financing - conversion of convertible debt and accrued $   589,503  $        --
                                                       ===========  ===========


                See accompanying notes.

                                 Orologic, Inc.

                         Notes to Financial Statements

                               December 31, 1999

1. Summary of Significant Accounting Policies

Business Description

Orologic, Inc. (the "Company") was incorporated in September 1997 under the laws of the State of Delaware. Orologic Inc. is a fabless semiconductor company that plans to provide highly integrated, system-on-a-chip solutions to Internet infrastructure equipment manufacturers. The Company's products enable the high speed processing of data packets for the next generation of switches and routers. Prior to 1999, the Company was considered a development stage company.

The Company is subject to the risks associated with early stage companies such as the risks of raising adequate capital, product development and introduction costs, and future profitable operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

Revenue Recognition

Engineering revenue is recognized as services are performed.

Concentration of Credit Risk

One customer accounted for approximately 86% and 100% of revenues in 1999 and 1998, respectively.

Research and Development

Research and development expenses are charged to operations as incurred. Research and development expenses include direct casts and allocated salaries, employee benefits and applicable indirect costs.

Equipment and Furniture

Equipment and furniture is stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the respective assets. Estimated useful lives are as follows:

     Equipment - 3 to 5 years
     Computer software - 3 years
     Furniture and fixtures - 5 years

Technology License

Technology license consists of purchased technology rights to be used in certain of the Company's future products. Amortization will be recorded as networking chips are produced at a rate based upon the expected number of networking chips to be produced using this technology.


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


                                 Orologic, Inc.

                   Notes to Financial Statements (continued)

1. Summary of Significant Accounting Policies (continued)

Accounting for Stock Options

In 1997, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which gives companies the option to adopt the fair value method for expense recognition of employee stock options and other stock-based awards or to continue to account for such items using the intrinsic value method as outlined under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") with pro forma disclosures of net income (loss) as if the fair value method had been applied. The Company has elected to continue to apply APB 25 for stock options and other stock based awards for employees and has disclosed pro forma net loss as if the fair value method had been applied.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

2. Basis of Presentation

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $1,796,432 during the year ended December 31, 1999 and has an accumulated deficit of $2,221,632 through December 31, 1999. These factors indicate that the Company's continuation as a going concern is dependent upon its ability to obtain adequate financing necessary to continue development and growth of its services and to satisfy its obligations. In this regard, management intends to raise additional financing in the near future. However, there can be no assurances that management will be successful in executing its plans.

3. Long-Term Debt

In August 1999, the Company entered into a loan agreement with a bank to provide up to $750,000 to finance equipment purchases. The commitment to provide financing of equipment purchases expires in August 2000, and advances are subject to certain requirements under the terms of the agreement.

In 1999, the Company borrowed $189,836 under the loan agreement. Outstanding balances accrue interest at a rate of 7.63% per annum, and the Company is required to make monthly payments of $5,879, which includes interest. At December 31, 1999, $169,739 is outstanding under the loan agreement. The loan is secured by substantially all assets of the Company, and the Company is required to maintain a Remaining Months Liquidity, as defined in the agreement, of equal to or greater than three months. Additionally, the loan agreement provides for a warrant for the purchase of the greater of 12,766 shares of a future Series B Preferred stock or 4% warrant coverage. Warrant coverage is defined as $750,000 divided by the applicable initial exercise price multiplied by 4%. The exercise price for the warrant is the lesser of the per share price given at the Series B Preferred valuation or $2.35 per share. This warrant expires in August 2006.


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


                                 Orologic, Inc.

                   Notes to Financial Statements (continued)

3. Long-Term Debt (continued)

The aggregate principal maturities of long-term debt at December 31, 1999 are as follows:


           2000                           $   59,655
           2001                               64,365
           2002                               45,719
                                          ----------
                                          $  169,739
                                          ==========

At December 31, 1998, the Company had $500,000 in demand notes payable to a shareholder. These notes, along with accrued interest, were converted into Series A Preferred Stock in 1999.

4. Lease Commitments

The Company leases its facilities and certain equipment under operating leases. Certain leases contain escalation clauses and renewal provisions. Future minimum lease payments under the various operating leases, which have remaining terms in excess of one year, are as follows at December 31, 1999:


           2000                           $   84,798
           2001                               71,802
           2002                               29,533
                                          ----------
           Total minimum lease payments   $  186,133
                                          ==========

Rent expense was approximately $55,880 and $14,400 in 1999 and 1998, respectively.


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


                                 Orologic, Inc.

                   Notes to Financial Statements (continued)

5. Income Taxes

Because of its losses to date, the Company has not recorded any provision for income taxes. Components of the Company's deferred tax assets and liabilities are as follows at December 31:


                                                       1999         1998
                                                    ----------   ----------
Deferred tax assets:
   Net operating loss carryforwards                 $  819,500   $  140,900
   Research tax credit carryforwards                   144,500       29,400
   Difference in cash versus accrual basis of
      accounting                                        12,000       18,000
                                                    ----------   ----------
Total deferred tax assets                              976,000      188,300
Less valuation allowance                              (975,200)    (187,900)
                                                    ----------   ----------
Deferred tax assets, net of valuation allowance            800          400
                                                    ----------   ----------

Deferred tax liabilities:
   Depreciation and amortization                          (800)        (400)
                                                    ----------   ----------
Total deferred tax liabilities                            (800)        (400)
                                                    ----------   ----------
Net deferred taxes                                  $       --   $       --
                                                    ==========   ==========

At December 31, 1999 and 1998, the Company had net operating loss carryforwards of approximately $2,080,000 and $345,000 and research and experimental credit carryforwards of $144,479 and $29,436 for income tax purposes, respectively. The tax benefits of these items are reflected in the accompanying table of deferred tax assets and liabilities. If not used, these carryforwards begin to expire in 2018 for federal tax purposes and 2003 for state tax purposes. U.S. tax rules impose limitations on the use of net operating losses following certain changes in ownership. If such a change occurs, the limitation could reduce the amount of these benefits that would be available to offset future taxable income each year, starting with the year of ownership change.


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


                                 Orologic, Inc.

                   Notes to Financial Statements (continued)

6. Shareholders' Equity (Deficit)

Capital Structure

The Company has authorized 12,000,000 shares of common stock and 4,031,602 shares of preferred stock.

Preferred Stock - Series A

Dividends - Holders of the Series A preferred stock are entitled to receive dividends if declared by the board of directors on a pro rata basis. Such dividends are not cumulative.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, holders of the Series A preferred stock shall be entitled, prior and in preference to any distribution to the holders of common stock, to be paid an amount equal to $1.25 per share, plus any or all accrued but unpaid dividends. If the assets to be distributed are insufficient to permit full payment to the preferred stockholders, then the assets of the Company shall be distributed on a pro rata basis to the preferred stockholders.

Conversion - Holders of Series A preferred stock have the right, at any time, to convert into such number of shares of common stock as is obtained by multiplying the number of shares to be converted by the preferred stock's subscription price plus any declared and unpaid dividends and dividing such amount by the preferred stock's conversion price in effect at the time of conversion.

The preferred stock conversion price as of December 31, 1999 was $1.25. The preferred stock conversion price will be reduced in the event of the Company's issuing any shares of its common stock (or instruments convertible into common stock) without consideration or for a consideration per share less than the conversion price of any series of preferred stock in effect immediately prior to the time of such issue or sale.

Each outstanding share of preferred stock shall be automatically converted into a common share at the conversion price then in effect upon the closing of a public offering in which the aggregate net proceeds equal or exceed $15 million and price per share of at least $6.25.

The Company shall at all times reserve and keep available out of its authorized common stock, such number of common shares sufficient to cover the conversion of all outstanding preferred stock.

Voting - Each holder of preferred stock shall be entitled to one vote for each share of common stock which would be issuable to holder upon conversion. Each holder of common stock is entitled to one vote per share. Preferred and common stockholders shall vote together as a class.

Restrictions - The Company cannot, without the consent of the preferred stockholders: (1) authorize any new classes of stock unless that class ranks junior to the preferred stock, (2) increase the authorized amount of preferred stock, or (3) authorize any obligation or security which is convertible into preferred stock.

Redemption Option - Beginning in February 2004, preferred shareholders have the option to sell all or any portion of their shares to the Company at the liquidation price (currently $1.25 per share), subject to certain net income requirements, as outlined in the agreement. The Company shall redeem such shares by paying the holders of the Series A Preferred stock an amount equal to the liquidation price, plus accrued interest thereon from the Redemption Date at the rate of eight percent (8%) per annum, in equal monthly installments over the thirty-six (36) months following the Redemption Date.


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                                 Orologic, Inc.

                   Notes to Financial Statements (continued)

Common Stock

Dividends - The holders of common stock shall be entitled to receive dividends as from time to time may be declared by the board of directors taking into account the rights of the preferred stockholders.

Liquidation - After payment to the preferred stockholders, holders of common stock shall be entitled, together with the holders of preferred stock, to share ratably according to the number of shares held by them, its all remaining assets of the Company available for distribution.

7. Stock Option Plan

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. The Company has recorded deferred compensation expense of $239,975 for the difference between the grant price and the deemed fair value of certain of the Company's common stock options granted in 1999. Of this deferred compensation amount, $21,986 was amortized during 1999.

The Company's 1997 Stock Plan has authorized the grant of options to eligible employees, officers, directors and consultants for up to 1,800,000 shares of the Company's common stock. Terms of the stock option agreements, including vesting requirements are determined by the Board of Directors. The exercise price of incentive stock options, must equal at least fair market value on the date of grant and the maximum term of options granted is ten years.

Pro forma information regarding net loss is required by SFAS No. 123 to be determined as if the Company has accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions: risk-free interest rate of 6.0%, a dividend yield of 0%; and a weighted-average expected life of the option of 8 years.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows for the year ended December 31:


                                                        1999          1998
                                                    ------------  -----------
Pro forma net loss                                  $ (1,828,640) $ (410,791)


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                                 Orologic, Inc.

                   Notes to Financial Statements (continued)

7. Stock Option Plan (continued)

A summary of the Company's stock option activity, and related information for the year ended December 31, 1999 follows:

                                                  Option
                                                  Price
                                    Number of     Range         Expiration
                                      Shares    per Share          Date
                                    ---------   -------------   -----------
Balance at December 31, 1997,
 outstanding options                       --
   Granted                            298,500       $0.01       2007 - 2008
                                     --------
Balance at December 31, 1998,
 outstanding options                  298,500       $0.01       2007 - 2008
   Granted                            342,500   $0.01 - $0.15      2009
   Exercised                         (133,716)      $0.01
                                     --------
Balance at December 31, 1999,
 outstanding options                  507,284   $0.01 - $0.15   2007 - 2009
                                     ========

Exercisable at end of year             17,649
Weighted-average fair value of
   options granted  during the year      $.81


Exercise prices for options outstanding under the plan as of December 31, 1999 ranged from $0.01 to $0.15. The weighted-average remaining contractual life of those options is approximately 9 years.

8. Common Stock Reserved for Future Issuance

At December 31, 1999, the Company had reserved a total of 4,697,886 of its authorized 12,000,000 shares of common stock for future issuance as follows;


   For conversion of Series A preferred stock                   3,031,602
   Outstanding stock options under the plan                       507,284
   Possible future issuance under stock option plans            1,159,000
                                                                ---------
   Total shares reserved                                        4,697,886
                                                                =========

9. Retirement Plans

The Company has a 401(k) savings plan whereby substantially all employees may elect to make contributions pursuant to a salary reduction agreement upon meeting certain age and length-of-service requirements. The Company does not provide matching contributions. The Company paid $1,280 and $0 of administrative expenses related to the plan in 1999 and 1998, respectively.

10. Year 2000 Consideration (Unaudited)

The Company determined that it would not be required to modify or replace any portion of its software, hardware and equipment so that its systems and equipment would function properly with respect to dates in the year 2000 and thereafter. Since January 1, 2000, the Company has experienced no significant disruption in its computer systems or those of third parties, or other problems as a result of processing dates beyond 1999.


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